                                                                    EXHIBIT 10.7
                               STANDARD SUBLEASE

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION



1. PARTIES. This Sublease, dated, for reference purposes only, June 16, 1999, is made by and between Finisar Corporation, a California corporation (herein called "Sublessor") and Turnstone Systems, Inc., a Delaware corporation (herein called "Sublessee").

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Santa Clara State of California, commonly known as 274 Ferguson Drive, Mountain View and described as An approximately 20,140 square foot
R&D building, Said real property, including the land and all improvements thereon, is hereinafter called the "Premises".

3. TERM.

        3.1 Term. The term of this Sublease shall be for 34 months commencing on August 1, 1999 and ending on May 31, 2002 unless sooner terminated pursuant to any provision hereof.

        3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $35,245.00, in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $35,245.00 as rent for the first month of the Sublease term. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $105,735.00 as security for Sublesee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit. IF SUBLESSEE IS SUCCESSFUL IN RAISING AT LEAST $18 MILLION AND IS NOT THEN IN DEFAULT OF THIS SUBLEASE, THEN THE SECURITY DEPOSIT SHALL BE REDUCED TO $35,245.00.

6. USE.

        6.1 Use. The Premises shall be used and occupied only for Light manufacturing, research and development, general office and storage and for no other purpose.

        6.2 Compliance with Law.

               (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within one (1) year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

               (b) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes: ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

        6.3 Condition of Premises. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7. MASTER LEASE.

        7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1, dated April 30, 1997, wherein DM Group VIII & DM GROUP VIII-E is the lessor, hereinafter referred to as the "Master Lessor."

        7.2 The Sublease is and shall be at all times subject and subordinate to the Master Lease.

        7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

        7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: paragraphs 4.a, 5.b, 6.a., 24.

        7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations." The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations."

        7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

        7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

        7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8. ASSIGNMENT OF SUBLEASE AND DEFAULT.

        8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to the terms of paragraph 8.2 hereof.

        8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

        8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's Obligations under the Master Lease, to pay Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

        8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. CONSENT OF MASTER LESSOR.

        9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor, then this Sublease shall not be effective unless, within ten (10) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

        9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within ten (10) days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

        9.3 In the event that Master Lessor does give such consent then:

               (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

               (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

               (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

               (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

               (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.



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

               (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

        9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

10. BROKER'S FEES.

        10.1 Upon execution hereof by all parties, Sublessor shall pay to BT Commercial a licensed real estate broker (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker or, in the event there is no separate agreement between Sublessor and Broker, the sum of $ N/A for brokerage services rendered by Broker to Sublessor in this transaction. BT COMMERCIAL WILL PAY CORNISH & CAREY COMMERCIAL AN AMOUNT EQUAL TO 3% OF YEAR 1, PLUS 2.5% OF YEAR 2, PLUS 2.5% OF THE REMAINDER OF THE TERM.

        10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, or if Broker is the procuring cause of any lease, sublease, or sale pertaining to the Premises or any adjacent property which Sublessor may own or in which Sublessor has an interest, then as to any of said transactions Sublessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this paragraph 10.2 is limited to a transaction in which Sublessor is acting as a sublessor, lessor or seller.

11. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

12. ADDITIONAL PROVISIONS. [If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.]

        12.a RENT INCREASES: AT THE BEGINNING OF THE THIRTEENTH MONTH OF THIS SUBLEASE THE RENT DESCRIBED IN PARAGRAPH 4 ABOVE SHALL BE INCREASED TO $36,252.00 AND AT THE BEGINNING OF THE TWENTY-FIFTH MONTH SAID RENT SHALL BE INCREASED TO $37,259.00.

        12.b CONDITION OF PREMISES: SUBLESSOR, AT SUBLESSOR'S COST AND EXPENSE, WARRANTS THAT ALL ELECTRICAL, HVAC AND PLUMBING SHALL BE IN GOOD WORKING ORDER UPON SUBLEASE COMMENCEMENT. SUBLESSOR SHALL STEAM CLEAN ALL CARPETED AREAS PRIOR TO SUBLEASE COMMENCEMENT. SUBLESSEE ASSUMES THE SPACE IN AN OTHERWISE "AS IS" CONDITION.



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

IF THIS SUBLEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION INVOLVED HEREIN.

Executed at                      Finisar Corporation, a California corporation
           --------------------  -----------------------------------------------
on                               By  /s/ Jerry Rawls
  -----------------------------     --------------------------------------------
                                    JERRY RAWLS, PRESIDENT

address: 274 Ferguson Drive      By  /s/ S. K. Workman
        -----------------------     --------------------------------------------
                                    STEVE WORKMAN, CFO
        Mountain View, CA 94043     "Sublessor"
        -----------------------
Executed at                      Turnstone Systems, Inc., a Delaware corporation
           --------------------  -----------------------------------------------
on                               By  /s/ M. D. Savoie
  -----------------------------     --------------------------------------------
                                    DENISE SAVOIE, CFO & VP, BUSINESS
                                    OPERATIONS

address: 980 Linda Vista Avenue  By  /s/ Richard N. Tinsley
        -----------------------     --------------------------------------------
                                    RICK TINSLEY, CEO
         Mountain View, CA 94043    "Sublessee"
        -----------------------
Executed at                      DM GROUP VIII, a California Limited partnership
           --------------------  -----------------------------------------------
on                               By  /s/ Gary L. Christensen
  -----------------------------     --------------------------------------------
                                    GARY L. CHRISTENSEN, AUTHORIZED AGENT
address
       ------------------------

-------------------------------

                               DM GROUP VIII-E, a California limited partnership
                               -------------------------------------------------
                               By  /s/ Gary L. Christensen
                                  ----------------------------------------------
                                   GARY L. CHRISTENSEN, AUTHORIZED AGENT

                                   "Master Lessor"


NOTE: For these forms write or call the American Industrial Real Estate Association, 350 S. Figueroa Street, Suite 275, Los Angeles, CA 90071. 213-687-8777.


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
                                                                   EXHIBIT 10.7


                               TABLE OF CONTENTS

                                COMMERCIAL LEASE
                           FERGUSON OAKS BUSINESS PARK

                               FINISAR CORPORATION
                                       AND
                         DM GROUP VIII & DM GROUP VIII-E
                                 APRIL 30, 1997

                                                                                                PAGE
                                                                                                -----
1.      Parties..............................................................................     1
2.      Premises.............................................................................     1
3.      Use..................................................................................     1
4.      Term.................................................................................     2
5.      Acceptance of Premises and Tenant Improvement Allowance..............................     2
6.      Rent.................................................................................     3
7.      Services.............................................................................     7
8.      Personal Property Taxes..............................................................     7
9.      Compliance with Laws.................................................................     7
10.     Tenant's Repairs and Alterations.....................................................     8
11.     Landlord Repairs.....................................................................    11
12.     Tenant's Indemnity; Waiver of Subrogation............................................    11
13.     Landlord's Indemnity.................................................................    13
14.     Insurance............................................................................    13
15.     Common Areas and Parking.............................................................    15
16.     Entry by Landlord....................................................................    15
17.     Assignment and Subletting............................................................    15
18.     Damage by Casualty:..................................................................    17
19.     Eminent Domain and Condemnation......................................................    19
20.     Default by Tenant....................................................................    21
21.     Landlord's Breach; Tenant's Remedies.................................................    23
22.     Subordination, Non-disturbance, and Attornment.......................................    23
23.     Signs and Advertising................................................................    23
24.     Brokers..............................................................................    24
25.     Notices..............................................................................    24
26.     Estoppel Statement...................................................................    25
27.     Attorney's Fees......................................................................    25
28.     Surrender of Premises; Holding Over..................................................    26
29.     No Waste.............................................................................    27
30.     No Waiver............................................................................    27
31.     Effect of Landlord's Conveyance......................................................    27
32.     Authority to Execute Lease...........................................................    28
33.     Mortgage Protection..................................................................    28

34.     Time of the Essence..................................................................    28
35.     Covenant of Quiet Possession.........................................................    28
36.     General Provisions...................................................................    28

Exhibit A   -   Legal Description of Premises
Exhibit B   -   Legal Description of Project
Exhibit C   -   Occupied Area Defined

                                COMMERCIAL LEASE

                           FERGUSON OAKS BUSINESS PARK
                            MOUNTAIN VIEW, CALIFORNIA

1. Parties. THIS LEASE is made and entered into as of the 30th day of April 1997, by and between DM GROUP VIII, a California limited partnership, and DM Group VIII-E, a California limited partnership (hereinafter collectively called "Landlord"), and Finisar Corporation, a California corporation, having a mailing address of 274 Ferguson Drive, Mountain View, California 94043 (hereinafter called "Tenant").

2. Premises. Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of a freestanding, single story research and development building containing approximately 20,140 square feet of space, located at 274 Ferguson Drive, Mountain View, California (the "Premises"), for the term, at the rental rate, and upon all of the terms, covenants, and conditions set forth in this Lease. The Premises are described on Exhibit "A", which Exhibit is attached hereto and is incorporated herein. The Premises are a portion of, and are incorporated in, a unified planned development of three (3) research and development buildings and associates common areas, commonly known as the Ferguson Oaks Business Park (the "Project"). The legal description of the real property comprising the Project is attached hereto as Exhibit "B", which
Exhibit is attached hereto and incorporated herein. In addition to the exclusive use of the Premises, Tenant shall also have the right to non-exclusive use of all Common Areas (as that term is hereinafter defined in Paragraph 6(e), below) in the Project designated by Landlord for use by tenants of the Project, in accordance with and subject to the provisions of this lease.

        This Lease is subject to the following:

        (a) All those documents and matters of record, known or recorded as of the Commencement Date (as defined below), including the effect thereof, including but not limited to any covenants, conditions, restrictions, easements, mortgages, deeds of trust, and rights of way;

        (b) General and special taxes not delinquent; and

        (c) The effect of any zoning and building codes of the City of Mountain View, County of Santa Clara, or State of California.

3.      Use.

        (a) Permitted Use. Tenant shall use the Premises for general office, engineering, research, and production of Tenant's products and equipment, for the education and training of Tenant's clients and employees, and all other uses related or incidental thereto.

        (b) Uses Prohibited. Tenant agrees that no portion of the Premises shall be used:

               (i) in any manner inconsistent with, contrary to, or in violation of the requirements of any laws, rules, regulations, or ordinances, of any local, regional, state or federal governmental authority now in force, or which may hereafter be in force, or which violates the terms or conditions of any covenants, easements, or restrictions of record binding on the Project or the Property;

               (ii) in any manner which shall present a danger or hazard to the premises or the Project, or any other tenant or user thereof; or which violate the requirements of any applicable fire insurance underwriter or rating bureau;

               (iii) for any trade, service, activity or purpose which is excessively obnoxious or offensive, or be a nuisance by reason of unsightliness or excess emission of odors, dust, fumes, smoke, liquid waste, noise, glare, vibration, radiation or other similar condition;

               (iv) in any manner which will increase the existing rate of any insurance upon the Premises or the Project, or cause a cancellation of such insurance, or which will interfere with other tenants at the Project;

               (v)   for any unlawful purpose.

        (c) Floor Loads. Tenant shall not place a load upon the Premises exceeding the floor load per square foot area which it was designed to carry. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

4.      Term.

        (a) Primary Term. The term of this lease ("the Primary Term") shall begin on the first day of June, 1997 (the "Commencement Date") and, unless sooner terminated in accordance with the provisions of this Lease, extend until the 31st day of May, 2002 (the "Termination Date"). The first full monthly installment of Base Rent shall be due on the Commencement Date.

5.      Acceptance of Premises and Tenant Improvement Allowance.

        (a) Premises. Landlord shall deliver the existing improvements to the Tenant with the current floor plan and finishes.

        (b) Landlord's Limited Warranty. Landlord warrants that the HVAC for the area defined in Exhibit C shall be, as of the Commencement Date, and shall remain, for a period of sixty (60) days after the Commencement Date (the "Warranty Period") in a state of good condition, order, and repair. If, during the Warranty Period, Landlord is notified in writing that any of the equipment are in a state of disrepair, Landlord, at its sole and exclusive cost and expense, shall, at its option, replace, restore, or repair said equipment. The cost of repair, restoration, or replacement shall be Landlord's sole obligation pursuant to this Warranty, and Landlord shall under no circumstances be liable, to Tenant or to any third party, for any other damages including, without limitation, for any incidental or consequential damages including, without limitation, damages for loss of use or loss of profits.

        (c) Landlord shall have no obligation with respect to the construction, improvement, alteration, or modification of the Premises. Tenant has had the opportunity to fully inspect the Premises and accepts the condition of the Premises in an "AS-IS" condition as of the date hereof. Tenant shall be responsible for performing any and all tenant improvement work at the Premises at Tenant's expense in accordance with the provisions of Paragraph 10, below. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the physical condition of the Premises, the land upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises, except as is set forth in this Lease.

6.      Rent.

        Tenant shall pay to Landlord, without offset, deduction (except as provided herein), notice, or demand, the following items as rent ("Rent") for the Premises:

        (a) Base Rent. Tenant shall pay to Landlord as base rent ("Base Rent") during the Primary Term hereof the sum of One Million, Seven-Hundred Fifty-Four Thousand, One Hundred Dollars ($1,754,100) payable as follows:

               June 1, 1997 - May 31, 1998              $26,988 per month
               June 1, 1998 - May 31, 1999              $28,067 per month
               June 1, 1999 - May 31, 2000              $29,190 per month
               June 1, 2000 - May 31, 2001              $30,358 per month
               June 1, 2001 - May 31, 2002              $31,572 per month

        All rental payments shall be payable in advance, on or before the first day of each and every calendar month during the term hereof, in advance, and the first rental payment shall be due on the Commencement Date. Rent shall be paid to Landlord in lawful money of the United States of America at the address set forth in Paragraph 25, below, for the giving of notices.

        (b) Real Estate Taxes. Tenant shall pay to Landlord, as Additional Rent, the real estate taxes and assessments ("Real Estate Taxes") levied against the Premises paid by Landlord.

        Real Estate Taxes shall include all real property taxes and assessments levied against the Premises by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Project as a result of the use, ownership or operation of the Project or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building shall be determined as if the

Building were Landlord's only property and provided further, that in no event shall the term Real Estate Taxes include any federal, state or local income taxes levied or assessed on landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rental and expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any Real Estate Taxes. Assessments shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage other improvement or special district thereof, against the Project, or any part thereof, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as if actually paid.

        Landlord shall give Tenant written notice of the amount of Tenant's liability for payment of taxes and assessments hereunder on or before sixty (60) days prior to the delinquency date for payment of such taxes and assessments. Tenant shall pay to Landlord the amount of Tenant's liability hereunder for taxes and assessments within fifteen (15) days of Tenant's receipt of such written notice. Landlord shall pay the Real Estate Taxes and assessments levied against the Premises prior to delinquency and shall, at Tenant's written request, send Tenant proof that the Real Estate Taxes and assessments have been paid. Landlord may estimate the annual Real Estate Taxes liability of Tenant and based on Landlord's written estimate, Tenant shall pay to Landlord in the same manner as the Common Area Expenses described in Paragraph 6(g). This Real Estate Tax impound shall be reconciled on an annual basis.

        (c) Landlord's Insurance.

        Tenant shall pay to Landlord, as Additional Rent, any amounts paid by Landlord for insurance premiums under paragraph 14(a), below, and Tenant's Pro Rata Share (as hereinafter defined) of amounts paid by Landlord for insurance premiums under Paragraph 14(b), below. Tenant shall pay such amounts to Landlord within fifteen (15) days of Landlord's written request for same, which request shall set forth the kind and amount of insurance and the premium (or allocated portion of premium) therefor. Based on Landlord's written estimate of the annual insurance liability of Tenant, Tenant shall pay to Landlord in the same manner as the Common Area Expenses described in Paragraph 6(g). This insurance impound shall be reconciled on an annual basis.

        (d) Property Repairs and Reimbursement.

        Except for those repairs, restorations, and replacements which are herein stated to be the sole responsibility of, and to be made at the sole and exclusive expense of, the Landlord, Tenant shall pay to Landlord, as Additional Rent, any amounts paid or incurred by Landlord for the repair, maintenance, restoration, or replacement of any portion of the Premises. Notwithstanding the foregoing, if the useful life of any such restoration or replacement exceeds the term of this Lease (inclusive of any options to extend this Lease), such as repairs to the structural portion of the Premises made by Landlord pursuant to Paragraph 11(a), below, Tenant shall reimburse Landlord as Additional Rent only for Tenant's proportionate share of such repairs, restoration or replacement.

As used in this Paragraph, Tenant's proportionate share shall be equal to the total cost of such repairs, restoration or replacement, multiplied by a fraction, the numerator of which shall be the number of months remaining in the term of this Lease (inclusive of any options to extend this Lease) at the time of such repair, restoration or replacement, and the denominator of which shall be the useful life of the system repaired, restored or replaced. Tenant shall pay to Landlord monthly, in advance, as Additional Rent, an amount equal to the cost of such repairs, restoration or replacement divided by the number of months then remaining under this Lease (inclusive of any options to extend this Lease).

        (e)    Common Areas; Common Area Maintenance Expenses.

        The term "Common Areas", as used herein, means all areas or facilities outside the Premises and within the exterior boundaries of the Project that are provided and designated by Landlord from time to time for general non-exclusive use and convenience of Tenant and of other tenants of the Project. Common Areas include, without limitation, parking areas, pedestrian walkways, landscaped areas, sidewalks, service corridors, trash enclosures, loading areas, and roads. Tenant shall have a non-exclusive right to use the Common Areas. Landlord shall maintain reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas.

        Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share (as hereinafter defined) of the Common Area Maintenance Expenses. "Common Area Maintenance Expenses" shall mean all expenses of any kind or nature which are necessary, ordinary or customarily incurred with respect to the operation, repair, maintenance, or replacement of the Common Areas of the Project as determined in accordance with generally accepted accounting principles and shall include, but not be limited to, all sums expended in connection within the Common Areas for all general operation, maintenance, replacement, and repairs, repainting, restriping or resurfacing of parking areas, cleaning, sweeping and janitorial services; sidewalks, curbs, and signs in the Project, sprinkler systems, planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; maintenance and repair of any lighting systems, storm drainage systems, and any other utility systems; costs of improvements made by Landlord to the Common Areas as mandated by any governmental authority, the cost of any improvements to bring the Common Areas into compliance with those requirements of ADA which are required by changes in existing laws or regulations, and amounts paid to a third party, firm, or corporation (which may be related to landlord) for the management of the Project. Landlord may cause any or all of said services to be provided by an independent contractor or contractors.

        (f) Tenant's Pro Rata Share. Tenant's Pro Rata Share, for the purposes of this Lease, shall be a fraction, the numerator of which is the total square footage of the Premises and the denominator of which is the total square footage in all of the buildings at the Project and is equal to 24.1%. Tenant acknowledges that Landlord has not made any representation that the Common Area Maintenance Expenses, Taxes, or Insurance will equal any specific amount or will remain constant during the term.

        (g) Payment of Common Area Maintenance Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share of Common Area Maintenance Expenses, Real Estate Taxes and Insurance in the following manner:

               (i) Beginning with the Commencement Date, but subject to adjustment as provided herein, Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease an amount estimated by Landlord to be a monthly installment of Tenant's Pro Rata Share of such Common Area Maintenance Expenses. At any time, Landlord may adjust the estimated monthly charge, based on Landlord's experience, costs incurred to the date of such adjustment, and costs that Landlord reasonably anticipates to be incurred in the future.

               (ii) Within one hundred twenty (120) days following the end of each calendar year, or, at the termination of Lease, within one hundred twenty
(120) days following such termination, Landlord shall furnish Tenant a statement covering the calendar year just expired (the "Statement"), showing the total of such charges, the amount of Tenant's Pro Rata Share thereof for such calendar year, and the payments actually paid by Tenant during such period. If Tenant's Pro Rata Share of such charges exceeds payments made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such Statement. If the estimated payments made exceed Tenant's Pro Rata Share thereof, Landlord shall credit the excess against any amounts then owing or thereafter becoming due from Tenant to Landlord. In any Lease Year which is not a full calendar year, a proportionate reduction shall be made in Tenant's Pro Rata Share of Common Area Maintenance Expenses. Tenant's liability for Common Area Maintenance Expenses shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

               (iii) Tenant shall have the right, at its own expense and at a reasonable time (after written notice to Landlord) within thirty (30) days after receipt of the Statement to audit Landlord's books relevant to the Tenant's Pro Rata share of Common Area Maintenance Expenses, Real Estate Taxes, and Insurance due hereunder. In the event Tenant does not audit Landlord's books and deliver the results thereof to Landlord within said 30-day period, the terms and amounts set forth in the Statement from Landlord to Tenant shall be deemed conclusive and final and Tenant shall have no further right to adjustment. In the event Tenant's examination reveals that an error has been made in Landlord's determination of Tenant's Pro Rata share of such charges, and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case may be in accordance with subparagraph (ii) hereof. In the event Tenant's examination reveals an error has been made in Landlord's determination of Tenant's Pro Rata share, and Landlord disagrees with the results thereof, Landlord shall have thirty (30) days to obtain an audit from an accountant of its choice to determine Tenant's Pro Rata share of such charges. In the event Landlord's accountant and Tenant's accountant are unable to reconcile their audits, both accountants shall mutually agree upon a third accountant, whose determination of Tenant's Pro Rata share of the charges shall be conclusive. (However, regardless of the third accountant's determination, Tenant's Pro Rata share shall in no event be more than Landlord's accountant's determination or less than Tenant's accountant's determination). In the event the amount of error by Landlord is determined by said third accountant to be five percent (5%) more, the reasonable costs of the third audit made pursuant to this subparagraph shall be paid by Landlord. In the event the amount of error by Landlord is determined to be less than five percent (5%), the reasonable costs of the third audit made pursuant to this subparagraph shall be paid by Tenant.

        (h) Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent, or other sums due hereunder will cause Landlord to incur costs which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed encumbering the Project. Accordingly, except as expressly stated hereinafter, if any installment of Base Rent, Additional Rent, or any other sum due from Tenant shall not be received by Landlord within five (5) business days after said amount is due, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of such overdue amount. All such charges shall be deemed Additional Rent hereunder.

7.      Services.

        (a) Services Available at the Premises. The Premises are currently served by water, sewer, gas, electric, and telephone utilities.

        (b) Service Interruption. Landlord shall not be liable for failure to provide any required services. Services may be discontinued due to accident, repairs, strikes, acts of God, or any other event beyond the reasonable control of Landlord. In such event, Landlord shall not be liable for such failure or discontinuance, nor shall such failure or discontinuance be construed as a constructive eviction of Tenant or cause an abatement of Rent.

        (c) Payment by Tenant. Tenant shall pay, prior to delinquency and directly to the applicable supplier, for all services and utilities supplied to the Premises and separately metered, together with any taxes thereon. If any services are not separately metered to Tenant, Tenant shall pay Tenant's Pro Rata Share of all charges jointly metered with other space in the Project. Tenant shall arrange and pay for its own telephone service, fire monitoring systems and other services provided directly to premises.

8.      Personal Property Taxes.

        Tenant shall pay, as Additional Rent, before delinquency, any taxes upon Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. In the event any such personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

9.      Compliance with Laws.

        Tenant will comply at all times, and be responsible for the compliance by its employees, assigns, agents, subcontractors and any others acting for it, with all applicable federal, state and local laws, regulations, permits, license, certificates and any approvals of any type relative to any and all of the operations or activities Tenant or others under Tenant's control will conduct at or upon the Premises.

        Tenant shall immediately notify Landlord of any reports made to any environmental agency arising in connection with the operations to be performed at the Premises, as well as any complaints, notices, warnings or asserted violations which relate to the Premises communicated to Tenant, its employees, assigns, agents, subcontractors, or any others acting for it, by any governmental agency. Tenant shall promptly supply Landlord with copies of all such reports, complaints, notices, warnings or asserted violations. Tenant further warrants and agrees that no substance regarded as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 USC Section 9601 et seq., will be stored or treated, nor will any hazardous substance be released or disposed of, on, under or about the Premises or the Property, except for such hazardous materials that are used or produced in the ordinary course of Tenant's business, provided that such hazardous materials shall be used, stored, handled, and disposed of in strict conformity to the regulations and requirements governing such activities. At all times during the Term and upon the earlier of the expiration or termination of the Term, Tenant agrees to keep and maintain the Premises and the Property free of contamination from any substances regarded as hazardous under CERCLA.

        After prior notice to the Landlord, Tenant shall have the right to contest by appropriate legal proceedings (in the name of Tenant) at Tenant's sole cost and expense and with counsel of Tenant's own choosing, the validity of any law, ordinance, order, rule, regulations, or requirement with which, by the terms of this Lease, Tenant is obligated to comply. If by the terms of any such law, ordinance, order, rules, regulation, or requirement, compliance therewith may be legally held in abeyance without incurring any lien or charge or record against the Premises, and without subjecting Landlord to any fines, penalties, or any other liability for failure to comply therewith. Tenant may postpone compliance until the final determination of any such proceedings, provided that all proceedings shall be prosecuted with due diligence. If upon final determination Tenant is required to so comply then Tenant will promptly comply and pay the cost of such compliance even if such determination is made after the end of the term of this Lease.

10.     Tenant's Repairs and Alterations.

        (a) Repairs. Subject to the provisions of Paragraph 5(b) (relating to Landlord's repairs during Landlord's Warranty Period), Paragraph 6(e) (relating to compliance with ADA), Paragraph 11 (relating to Landlord's repair obligations), Paragraph 18 (relating to the partial or total destruction of the Premises) and Paragraph 19 (relating to the condemnation of all or a portion of the Premises), Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and every part thereof, as well as all equipment serving only the Premises, in good order, condition, and repair, (whether or not the need for any such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Premises), and shall keep and maintain the Premises in full compliance with all applicable laws, rules, regulations, ordinances, and directives of all local, regional, state, and federal governmental authorities. Tenant's repair obligations as set forth herein shall include, without limiting the generality of the foregoing, all equipment within or serving only the Premises such as plumbing, heating, air conditioning, and ventilating equipment, electrical lighting facilities, fire sprinklers, alarm systems, interior walls, interior ceilings, floors, windows, doors, plate glass, roof membranes, and skylights. Tenant's obligations hereunder shall include restorations, replacements, or renewals, if necessary, in order to keep and maintain the Premises in good order, condition, and state of repair; provided, however, that Tenant's obligations to repair and to maintain plumbing, heating, air conditioning, and ventilating equipment, electrical lighting facilities, roofing membrane, fire sprinklers, and alarm systems shall extend only to the routine repair and maintenance thereof. In addition to Tenant's obligation to maintain the Premises, all damage or injury to any other portion of the Project, including both the Common Area and other lease spaces, caused by omission, neglect, or improper conduct of Tenant, its employees, agents, subtenants, assignees or invitees shall be repaired promptly by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord. In connection with Tenant's performance of its obligations under this Paragraph, Landlord shall make available to Tenant, and, if necessary, shall assign to Tenant, any warranties held by Landlord on any equipment on the Premises.

        (b) In order to discharge its obligations under Paragraph 10(a), above, Tenant, at its election, may utilize its own personnel to perform routine maintenance upon the following equipment and improvements located on the Premises, if any: (i) heating, air conditioning, and ventilation equipment; (ii) boiler, fired or unfired pressure vessels; (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection; and (iv) roof membrane and drain maintenance. Tenant shall at all times keep and maintain accurate and complete records of Tenant's maintenance schedules, procedures, and repairs undertaken by Tenant under this Paragraph, and shall deliver copies of same to Landlord on an annual basis or upon Landlord's request.

        (c) Alterations. Tenant shall pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant shall not make any alterations, in, on, under, or about the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any alterations that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans, not less than twenty (20) days prior to the date that work on the alterations is to commence.

        All consents given by Landlord shall be conditioned upon all of the following:

               (i) Prior to commencement of any alteration, Tenant, at Tenant's sole expense, shall obtain all applicable building and other permits that may from time to time be required by any government authority having jurisdiction;

               (ii) Tenant shall furnish a copy of all such permits, together with one (1) copy of the plans, specifications, and contract for such alteration, and the name of Tenant's general contractor, to Landlord at least twenty (20) days prior to the commencement of work.

               (iii) Tenant shall comply with all conditions of such permits in a prompt and expeditious manner.

               (iv) Prior to the commencement of work Tenant shall deliver to Landlord insurance certificates evidencing that all contractors and subcontractors performing the alterations or any part thereof each have adequate worker's compensation, builder's risk, and comprehensive general liability insurance, the latter with a combined single limit of not less than One Million Dollars ($1,000,000). Landlord and Landlord's agent shall be named as an additional insured on all such policies of comprehensive general liability insurance.

               (v) All alterations shall be completed with due diligence in compliance with the plans and specifications and working drawings. All alterations shall comply with all applicable laws, rules, regulations, ordinances, and directives of all local, regional, state, and federal governmental authorities.

               (vi) The alterations shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Project.

               (vii) Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials in connection with the alterations so that Landlord may give notice that it shall not be subject for any lien for Tenant's work, in accordance with California's mechanics' lien statutes. Landlord shall have the right to keep posted on the Premises notice to such persons in accordance with such statute.

               (viii) Within forty-five (45) days after completion of the alterations, Tenant shall furnish Landlord with the as-built plans and specifications therefor.

        (d) Ownership of Alterations and Improvements. Subject to Landlord's right to require their removal or to become the owner thereof as hereinafter provided in this Paragraph 10(d), all alterations and improvements made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord shall, at the time Tenant requests the right to make an alteration or improvement, elect in writing to Tenant to be the owner of all or any specified portion of the Tenant-owned alterations and improvements. Unless otherwise elected by Landlord as hereinafter set forth, all alterations and improvements shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon and be surrendered by Tenant with the Premises.

        (e) Mechanics' Liens. Tenant shall pay or cause to be paid when due all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises or the Project. Tenant will keep the same free and clear of all mechanics' liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises or the Project with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within twenty (20) days after notice thereof. If Tenant desires to contest any such claim of line, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by California's mechanics' lien statutes. If Tenant shall be delinquent in paying any charge for which such a mechanics' lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may at its discretion pay such lien or claim and any costs associated therewith, and the amount so paid, together with interest thereon at the Interest Rate and reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

11.     Landlord Repairs.

        (a) Subject to the provisions of Paragraph 18 and 19, below, Landlord shall repair and maintain the structural portions of the Premises and the Common Areas in good order, condition and state of repair. As used herein, the term "Structural portion of the Premises" shall mean only the roof joists (excluding skylights and roofing membrane), bearing and exterior walls (excluding doors and windows), foundations, and subflooring. In addition, subject to the provisions of Paragraph 12, below, Landlord shall repair the Premises when such repairs are required due to damage caused by (i) the omission, neglect, or improper conduct of Landlord, its employees, or its agents; or (ii) due to Landlord's failure to perform its obligations under this Paragraph 11.

        (b) In connection with its obligation to repair and maintain the Common Areas, Landlord shall repair, restripe, and resurface the parking area when necessary, except that Landlord shall not be obligated to restripe the parking area more than once each three (3) years, or resurface the parking area more than once each seven (7) years.

        (c) There shall be no abatement of rent and no liability of Landlord to Tenant or to third parties by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alterations or improvements required to be made by Landlord under this Paragraph. Landlord's obligation to make repairs under this Paragraph 11 is a covenant independent of any other covenant set forth in this Lease.

12.     Tenant's Indemnity; Waiver of Subrogation.

        (a) The parties intend to assign the risk of loss whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of subrogation provisions of this Lease have as their objective, so long as such objective is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

        (b) Neither party shall be liable to the other party for any damage to the physical property of the other party caused by fire or other perils insured against by such other party's fire and/or "all-risk" property insurance carried and maintained pursuant to the terms of this Lease, only to the extent that such insurance is valid and collectible. Each party shall cause each fire and/or "all-risk" property insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. If any such insurance policy cannot be obtained with a waiver of subrogation without payment of an additional premium charge above that charged by the insurance companies issuing such policies without waiver of subrogation, the party receiving the benefit shall elect to either forfeit the benefit or shall pay such additional premium to the insurance carrier requiring such additional premium.

        (c) Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, and save harmless Landlord from and against any and all liabilities, claims, penalties, forfeitures, and suits, and the costs and expenses incident thereto, including costs of defense, settlements, and reasonable attorney's fees, due to injury to any person or property arising out of or in any way connected with the condition or use of the Premises or Property, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property of Tenant, its agents, officers, employees, guests or invitees. By way of illustration and not of limitation, Tenant shall indemnify, save harmless, and defend Landlord from and against any and all liabilities, claims, penalties, forfeitures, and suits, and the costs and expenses incident thereto, including costs of defense, settlements, and reasonable attorney's fees, which Landlord may hereafter incur, become responsible for, or pay out as a result of death or bodily injury to any person, destruction or damage to any property, contamination of or adverse effects on the environment, or any violation of governmental laws, regulations, or orders, caused by 9a) Tenant's failure to comply with any federal, state, or local law, (b) any negligent or willful act or claim under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) attributable to Tenant's conduct, or (c) Tenant's breach of any provisions of this Lease. For purposes of this indemnity, any acts or omission (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant whether performed by it or by employees, agents, assignees, subcontractors, or others acting for Tenant. Nothing contained herein shall absolve Landlord from any liability in connection with the willful or gross negligent acts or omissions of Landlord, its employees, agents, assignees, subcontractors, or others acting for Landlord. Tenant shall have no obligation to indemnify Landlord for the willful or gross negligent acts or omissions of Landlord, its employees, agents, assignees, subcontractors, or others acting for Landlord. The obligations of Tenant under this subparagraph arising by reason of any occurrence taking place during the Term of this Lease shall survive the expiration or earlier termination of this Lease.

        (d) Tenant shall assume all normal risk and liability incident to the use of the Premises upon the signing of this Lease. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares, merchandise and loss of business in, upon or about the Premises and for injury to Tenant, its agents, employees, invitees or third persons in or about the Premises from any cause arising at any time, excluding the negligence or willful misconduct of the Landlord.

13.     Landlord's Indemnity.

        Landlord shall indemnify, defend, and save harmless Tenant from and against any and all liabilities, claims, penalties, forfeitures, and suits, and the costs and expenses incident thereto, including costs of defense, arising out of Landlord's gross negligence or willful misconduct. In addition, Landlord shall indemnify, protect, and save Tenant harmless from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, or demands which may at any time be imposed upon, incurred by, or asserted against Tenant and which arise out of the failure of the Premises to comply with applicable environmental laws and regulations as of the date of this Lease.

14.     Insurance.

        (a) Subject to Paragraph 14(e), at all times during the term of this Lease and any extensions thereof, Landlord shall obtain and maintain insurance insuring the Premises and the Property against damage or destruction of the Premises, the Property, and Project, including without limitation fire, "all-risk", earthquake, flood, rent loss, boiler and machinery, plate glass insurance, and change of condition coverage, in an amount not less than the full replacement value thereof.

        (b) Landlord shall obtain and maintain during the term of this Lease a policy of comprehensive general liability insurance protecting Landlord and Landlord's agent against claims for bodily injury, personal injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises, the Property, and the Project. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence.

        (c) Tenant shall procure and maintain at its own cost at all times during the term of this Lease and any extensions hereof, fire, hazard and extended coverage insurance on Tenant's property and the contents of the Premises in an amount not less than full replacement value thereof, worker's compensation insurance for all of Tenant's employees at the Premises, and comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, and broad form property damage with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000).

        (d) All insurance policies required to be carried by Tenant hereunder shall conform to the following requirements:

               (i) The insurer in each case shall carry a designation in "Best's Insurance Reports" acceptable to Landlord in its reasonable discretion;

               (ii) The insurer shall be qualified to do business in the State of California;

               (iii) Tenant's policy shall name Landlord and its agents as an additional insured on its comprehensive general liability policy and, at Landlord's request, Tenant's property insurance policy shall carry a lender's loss payee endorsement in favor of Landlord's lender;

               (iv) Certificates thereof evidencing the coverages required herein shall be delivered to Landlord at the commencement of the Term and shall remain in effect throughout the Term. At least thirty (30) days prior to the expiration of such policies, a replacement certificate thereof shall be deposited with Landlord;

               (v) These policies shall require that Landlord be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried;

               (vi) Each policy shall be primary, not contributing with, and not in excess of coverage which Landlord may carry;

               (vii) All liability insurance required to be carried by Tenant hereunder shall carry a standard cross-liability endorsement.

               (viii) If Tenant obtains any comprehensive general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy.

        (e) All insurance policies required to be carried by Landlord hereunder shall conform to the following requirements:

               (i) The insurer in each case shall carry a designation in "Best's Insurance Reports" acceptable to Tenant in its reasonable discretion;

               (ii) The insurer shall be qualified to do business in the State of California;

               (iii) Landlord's policy shall name Tenant as an additional insured on its comprehensive general liability policy;

               (iv) Certificates thereof evidencing the coverages required herein shall be delivered to Tenant at the commencement of the Term and shall remain in effect throughout the Term. At least thirty (30) days prior to the expiration of such policies, a replacement certificate thereof shall be deposited with Tenant;

               (v) These policies shall require that Tenant be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried;

               (vi) Each policy shall be primary, not contributing with, and not in excess of coverage which Tenant may carry;

               (vii) All liability insurance required to be carried by Landlord hereunder shall carry a standard cross-liability endorsement.

               (viii) If Landlord obtains any comprehensive general liability insurance policy on a claims-made basis, Landlord shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy.

15.     Common Areas and Parking.

        The Common Areas of the Project shall be at all times under Landlord's exclusive control. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of parking areas, as long as Tenant's business is not materially disrupted. Landlord shall keep Common Areas in clean and orderly condition. All vehicles of Tenant, its agents, employees and invitees shall be parked only in designated parking areas in the Common Areas of the Project.

16.     Entry by Landlord.

        Landlord reserves the right to enter the Premises to inspect the same, to submit the Premises to prospective purchasers, insurance representatives, Landlord's agents (and associated parties), or lenders and, within the last nine
(9) months of the Lease Term, to prospective tenants, to post notices of nonresponsibility, to hereby waive any claim for damages to Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry to the Premises in the event of an emergency, without any liability to Tenant. Any entry to the Premises by Landlord in accordance with the provisions of this Paragraph shall not be construed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises.

17.     Assignment and Subletting.

        (a) Tenant (but not Tenant's assignee) may assign or sublet this Lease with the consent of Landlord, but only if the following terms and conditions are met and fulfilled:

               (i) Tenant shall give Landlord not less than twenty (20) days prior written notice of Tenant's intention to assign or to sublet this Lease. Such notice shall set forth: the name of the assignee or sublessee (along with a description and recent financial statements of assignee or sublessee); the date that the assignment or sublease is to be effective; and the use to which the assignee or sublessee intends to put the Premises, and shall contain a copy of the proposed instrument of assignment or sublease.

               (ii) The instrument of assignment or the sublease shall be in writing.

               (iii) Tenant's assignee shall assume the obligations of Tenant under this Lease.

               (iv) The assignment or sublease, and Landlord's acceptance thereof, shall not relieve Tenant of its primary obligation for the faithful performance of all of the covenants, terms, and conditions hereof on Tenant's part to be performed, including the obligation for payment of rent when due hereunder.

        Tenant's right to assignment or to sublease shall apply solely to Tenant, and Tenant's assignee or sublessee shall have no right to further assign or to sublet this lease or any portion thereof without Landlord's prior written consent, which consent Landlord may grant or withhold at its sole and absolute discretion.

        (b) No interest of Tenant in this Lease shall be assignable by operation of law. Each of the following acts shall be considered an involuntary assignment:

               (i)    The corporate dissolution of Tenant;

               (ii) If Tenant becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt;

               (iii) If a writ of attachment or execution is levied on this Lease;

               (iv) If, in any action or proceeding to which Tenant is a party, a receive is appointed with authority to take possession of the Premises; or

               (v) The foreclosure by any person holding a security interest in this Lease.

An involuntary assignment shall be voidable and, at Landlord's election, shall constitute an Event of Default by Tenant, thereupon giving rise to the remedies contained in this Paragraph.

        (c) In the event of any subassignment, sub-sublease, or involuntary assignment without the prior written consent of Landlord, Landlord may either;

               (i)    immediately terminate this Lease; or

               (ii) on ten (10) days written notice to Tenant, elect to continue this Lease in full force and effect, and accept performance from such subtenant, involuntary assignee, or subassignee; in such event, such subtenant, involuntary assignee, or subassignee shall execute documents setting forth the provisions of Paragraph 17(b) above; and the subtenant, involuntary assignee, or subassignee shall have no right to exercise any option in this Lease.

        (d) Landlord may accept any rent or performance of Tenant's obligations from any person other than Tenant. Neither a delay in such approval or disapproval, nor an acceptance of rent or other performance, shall constitute a waiver or estoppel of Landlord's right to exercise the remedies herein set forth.

        (e) The Landlord, as consideration in connection with such transfer, assignment, or subletting, shall be entitled to receive sixty percent (60%) of all consideration (the excess and/or differential of the rent payable to Landlord and rent, additional rent, and any other consideration paid by Sublessee or Assignee to Tenant) payable in connection therewith, including without limitation, any additional rent or other charges or any lump sum settlement. In connection with such transfer, Landlord reserves the right to make modifications to the other provisions of the Lease, including the cancellation of any options to extend the term of this Lease, as Landlord deems advisable.

18.     Damage by Casualty.

        (a)    Definitions:

               (i) "Partial Damage to the Premises" shall mean damage or destruction to the Premises, other than alterations and improvements owned by Tenant, which can be repaired within one hundred twenty (120) days of the date of the casualty, and the repair cost of which damage or destruction is less than sixty percent (60%) of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land upon which the Premises are situated.

               (ii) "Total Destruction of the Premises" shall mean damage or destruction to the Premises, other than alterations and improvements owned by Tenant, the repair cost of which damage or destruction is greater than sixty percent (60%) of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land upon which the Premises are situated.

               (iii) "Insured Loss" shall mean damage or destruction to the Premises, other than alterations and improvements owned by Tenant, which was caused by an event for which either party maintained insurance, and for which insurance proceeds are available to Landlord and not retained and otherwise applied by Landlord's Lender.

               (iv) "Landlord's Lender" shall mean any lender who holds a mortgage or deed of trust against the Premises as security for a loan made to Landlord.

               (v) "Replacement Cost" shall mean the cost to repair or to rebuild the Premises at the time of the occurrence to their condition immediately prior thereto, including demolition, debris removal, and upgrading required by the operation of applicable building codes, ordinances, or laws, and without deduction for depreciation.

        (b) Partial Damage. If there is a Partial Damage to the Premises which is an Insured Loss, then Landlord shall utilize the insurance proceeds therefrom to rebuild the Premises (other than Tenant's alterations and improvements) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that is Landlord's repairs are not completed within one hundred twenty (120) days from the date of the damage or destruction, which period shall be extended by the number of days lost in the event of labor strikes, acts of God, or any other similar causes beyond the control of Landlord, then Tenant may, by written notice to Landlord, terminate this Lease.

        If there is a Partial Damage to the Premises which is not an Insured Loss, then Landlord shall either:

               (i) rebuild the Premises (other than Tenant's alterations and improvements) as soon as reasonably possible at Landlord's sole expense (except if the damage or destruction is caused by the negligence or willful misconduct of Tenant, in which case, if the loss is not an Insured Loss, Tenant shall pay to rebuild the Premises in accordance with Paragraph 18(f) below) and this Lease shall continue in full force and effect; provided, however, that if Landlord's repairs are not completed within one hundred twenty (120) days from the date of the damage or destruction, which period shall be extended by the number of days lost in the event of labor strikes, acts of God, or any other similar causes beyond the control of Landlord, then Tenant may, by written notice to Landlord, terminate this Lease; or

               (ii) give Tenant written notice not more than thirty (30) days from the date of the damage or destruction, electing to terminate this Lease not more than sixty (60) days from the date of such notice.

        (c) Total Damage. If there is a Total Destruction of the Premises, whether or not such Total Destruction is an Insured Loss, then Landlord, by written notice to Tenant within thirty (30) days of the casualty, may terminate this Lease, which termination shall be effective not more than sixty (60) days from the date of such notice.

        If this Lease is not terminated, then Landlord shall rebuild the Premises (other than Tenant's alterations and improvements), using any available insurance proceeds, as soon as reasonably possible at Landlord's sole expense (except if the damage or destruction is caused by the negligence or willful misconduct of Tenant, in which case, if the loss is not an Insured Loss, Tenant shall pay to rebuild the Premises in accordance with Paragraph 18(f) below) and this Lease shall continue in full force and effect.

        (d) Damage Near End of Term. Notwithstanding the foregoing provisions, in the event of a Partial Destruction of the Premises or a Total Destruction of the Premises during the last four (4) months of the term of this Lease, then either party may elect to terminate this Lease by written notice to the other party given within seven (7) days of the date of the casualty. If no such written notice is given, then the foregoing provisions shall apply.

        (e) Abatement of Rent. In the event of a Partial Destruction of the Premises, from the date of the casualty until repairs are effected or this Lease is terminated pursuant to the terms hereof, Base Rent and Additional Rent shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired; but all of the other terms, covenants, and conditions of the Lease shall remain in full force and effect. In the event of a Total Destruction of the Premises, from the date of the casualty until repairs are effected or this Lease is terminated pursuant to the terms hereof, Base Rent and Additional Rent shall be totally abated.

        (f) Damage Due to Tenant's Negligence or Willful Misconduct. If the damage to or destruction of the Premises is due to Tenant's gross negligence or willful misconduct, there shall be no abatement of Base Rent or Additional Rent, and (i) if the loss is an Insured Loss, Tenant shall, upon demand, pay to Landlord an amount equal to the applicable deductible under Landlord's policy of insurance; or (ii) if the loss is not an Insured Loss, then Tenant, at its sole cost and expense, shall promptly repair and rebuild the Premises.

        (g) Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of the Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

19.     Eminent Domain and Condemnation.

        (a) Total or Substantial Condemnation. If at any time during the term of this Lease the whole of the Premises shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain, except as provided in subparagraph (c) hereof, this Lease shall terminate on the date of such taking and the Base Rent and Additional Rent shall be apportioned as of the date of the taking. If less than all but more than twenty-five percent (25%) of the Premises shall be so taken, either party may, by written notice to the other party within sixty (60) consecutive days after such taking, terminate this Lease. If either party so exercises its option to terminate, then this Lease and the term hereof shall end on the date specified in the notice and both Base Rent and Additional Rent shall be apportioned and paid to the date of such taking.

        (b) Partial Condemnation. If less than all of the Premises shall be taken and unless either party has exercised its option to terminate pursuant to subparagraph (a) hereof, this lease shall be unaffected, except the Tenant shall be entitled to a pro rata abatement of Base Rent and Additional Rent in the proportion that the floor area of the Premises so taken bears to the area of the Premises demised hereunder immediately prior to such taking.

        (c) Temporary Taking. If the use or occupancy of the whole or more than twenty-five percent (25%) of the Premises is temporarily taken for a public or quasi-public use for a period less than the balance of the term, the Tenant shall have the option to terminate this Lease on the date of the taking. If this lease remains in effect the Tenant shall be entitled to an abatement of Rent and Additional Rent proportionate to the area of the Premises taken, or, at its option, receive that portion of the award for such taking which represents compensation for the value of the Tenant's leasehold estate for the original term or any exercised extension thereof demised hereunder in which case Tenant shall continue to pay in full the Rent and Additional Rent when due.

        (d) Damages. The Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in the Tenant and the

Tenant shall receive no part of such award or awards from the Landlord or in the proceedings except as otherwise expressly provided in this Paragraph. Subject to the foregoing, the Tenant hereby assigns to the Landlord any and all of its right, title, and interest in or to such award or awards or any part thereof.

        (e) Tenant's Improvements. In the event of a taking of any of Tenant's improvements or alterations, the Tenant shall be entitled to receive out of the award, or, if allowed by law, to appear, claim, prove, and receive in the condemnation proceedings (i) the unamortized value over the term of this Lease of the Tenant's improvements and alterations to the Premises, depreciated as allowed by law or otherwise proven from the date of installation thereof to the date of the taking, minus the amount of Landlord's allowance, if any, provided the same shall have been installed by or at the Tenant's expense but regardless of whether the improvements and alterations might be considered part of the Premises or real property or shall be or become the property of the Landlord under the terms of this Lease; (ii) the value of the Tenant's fixtures, minus the amount of Landlord's allowance, if any; (iii) the cost of moving to new premises; and (iv) special awards or allowances provided by law to tenants in the event their premises are taken by eminent domain.

        (f) Restoration of Premises. If there is a taking hereunder and this Lease is continued, the Landlord shall, at its expense, and upon receipt of any award or awards deemed sufficient by an independent architect selected by Landlord and approved by Tenant for the purpose, proceed with reasonable diligence to repair, alter, and restore the Premises as a complete architectural unit of substantially the same proportionate usefulness, design, and construction existing immediately prior to the date of taking, except that the Landlord may elect to reconstruct the interior of the Premises either in accordance with the original specification or in accordance with single line control drawings and specifications furnished by Tenant. If Landlord agrees to so rebuild the Premises in accordance with Tenant's specifications, then no later than thirty (30) days before commencement of such repair and reconstruction, the Tenant shall pay to the Landlord a sum equal to the difference between an independent architect of Landlord's estimate of (i) the cost to be incurred by the Landlord to complete reconstruction of the Premises in accordance with Tenant's specifications, and (ii) the cost that the independent architect estimates would have been incurred had Landlord reconstructed the Premises in accordance with the original construction drawings and specifications applicable to the Premises (as such improvements may have been altered by Landlord during the term prior to the taking) to the extent that such improvements have been constructed for the Tenant by the Landlord, at the Landlord's expense, prior to and during the term hereof; provided, however, that Landlord shall pay the difference between the actual cost incurred by Landlord to complete reconstruction in accordance with Tenant's specifications and the sum paid by Tenant pursuant hereto within fifteen (15) days after completion of such reconstruction and delivery of the Premises to Tenant.

        (g) Transfer in Lieu. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer, or other disposition of the Premises in lieu of or under threat of condemnation.

20.     Default by Tenant.

        (a) Event of Default Defined. The following events (herein referred to as an "Event of Default") shall constitute a default by Tenant hereunder:

               (i) Tenant's failure to pay (without notice) when due the Base Rent, Additional Rent, or any other sums payable hereunder within five (5) business days of when it is due; or

               (ii) Tenant's neglect or failure to perform or observe any of the other covenants herein contained on Tenant's part to be performed or observed and Tenant's failure to remedy the same within thirty (30) days after Landlord shall have mailed to Tenant written notice specifying such neglect or failure, or such further period as Tenant may reasonably require so long as Tenant commences to cure such default within such thirty (30) day cure period and diligently proceeds to effectuate such cure thereafter; or

               (iii) Tenant shall violate the provisions of Paragraph 17 with respect to involuntary assignment, or Tenant's assignee or sublessee shall violate the provisions of said Paragraph regarding further assignment or subletting.

        (b) Remedies. Upon an Event of Default by Tenant, Landlord may at any time thereafter, in its sole discretion, without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, elect to pursue one or more of the following remedies, which are cumulative and in addition to any remedies now or later allowed by law:

               (i) Landlord may continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs and expenses incurred by Landlord in mitigation of damages as required by law. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from reletting. No act by Landlord allowed by this Paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, Tenant shall have the right to assign or, with Landlord's consent, sublet the Premises, but Tenant shall not be released from liability therefrom. Landlord's consent to a subletting shall not be unreasonably withheld.

        If Landlord elects to relet the Premises as provided in this Paragraph, rent that Landlord receives from reletting shall be applied to the Payment of:

                      (A) First, any indebtedness from Tenant to Landlord other than rent due from Tenant;

                      (B) Second, all reasonable costs, including any costs and expenses incurred in preparing the Premises for reletting, incurred by Landlord in mitigation of damages as required by law;

                      (C) Third, rent due and unpaid under this Lease.

After deducting the payments referred to in this Paragraph, any sums remaining from the rent that Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Landlord be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs, including for maintenance, Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this Paragraph.

               (ii) Landlord can terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance or efforts to relet the Premises shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to recover from Tenant:

                      (A) The worth, at the time of the award, of the unpaid rent that had been earned at the time of the termination of the Lease;

                      (B) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

                      (C) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

                      (D) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

        As used in subparagraphs (A) and (B) above, the "worth at the time of the award" is to be computed by allowing interest at the maximum rate an individual can charge. As used in subparagraph (C) above, the "worth at the time of the award" is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

               (iii) Landlord, at any time after an Event of Default, can cure the default at Tenant's cost. If Landlord at any time, by reason of a breach of this Lease by Tenant, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord, together with interest thereon at the maximum rate an individual can charge from the date the sum is paid by Landlord until reimbursed by Tenant. The sum, together with interest thereon, shall be Additional Rent.

               (iv) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

21.     Landlord's Breach; Tenant's Remedies.

        Landlord shall be in default of this Lease if Landlord fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after notice of the default has been given by Tenant to Landlord. If the default cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

        Tenant, at any time after the Landlord commits a default, and as its sole remedy therefor, can cure the default at Landlord's cost. If Tenant at any time, by reason of Landlord's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant, together with interest thereon at the maximum rate an individual can charge from the date the sum is paid by Tenant until reimbursed by Landlord. If Landlord fails to reimburse Tenant as required by this Paragraph, Tenant shall have the right to withhold from future rent due the sum Tenant has paid until Tenant is reimbursed in full for the sum and interest on it.

22.     Subordination, Non-disturbance, and Attornment.

        This Lease is subordinate to any mortgage or deed of trust now placed on the Project and to any renewal, modification, consolidation, replacement or extension of such mortgage or deed of trust. This clause shall be self-operative, and no further instrument of subordination shall be required. Within five (5) days after written request by Landlord, Tenant shall execute any documents which may be desirable to confirm the subordination of this Lease. Landlord is hereby irrevocably appointed agent and attorney-in-fact of Tenant to execute all such subordination instruments in the event Tenant fails to execute said instruments within fifteen (15) days after notice from Landlord demanding the execution thereof. At the request of Tenant, Landlord shall request a subordination, attornment, and non-disturbance agreement from the lender, although Landlord makes no representation that such subordination, attornment, and non-disturbance agreement can be obtained.

23.     Signs and Advertising.

        Tenant shall have the right, at its sole cost and expense, to place a sign on the Project monument/directional signage, as designated by Landlord. Tenant shall place no signs on the roof of the Premises. Tenant shall place no sign on the exterior of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

24.     Brokers.

        Landlord and Tenant represents that they have dealt only with Pacific Equity Partners, LLC ("Broker") in the negotiation of this Lease. Tenant and Landlord acknowledge and agree that the Broker acted as a Transaction Broker, defined as a broker assisting the Landlord or Tenant and/or both throughout this real estate transaction with communication, advice, negotiation, contracting and closing without being an agent or advocate for any of the parties. The parties to a transaction are not legally responsible for the actions of a Transaction Broker and a Transaction Broker does not owe those parties the duties of an agent. However, a Transaction Broker does owe the parties a number of statutory obligations and responsibilities, including using reasonable skill and care in the performance of any oral or written agreement. A Transaction Broker must also make the same disclosures as agents about adverse material facts concerning a property or a buyer's financial ability to perform the terms of a transaction and whether the buyer intends to occupy the property. No written agreement is required.

25.     Notices.

        All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or by overnight courier service), or may be sent by regular, certified, or registered mail or by United State Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served or delivered in a manner specified in this Paragraph 25. The addresses for delivery of notice herein shall be:

               To Landlord at:      Drever Partners, Inc.
                                    Four Embarcadero Center
                                    Suite 1810
                                    San Francisco, CA 94111
                                    Attn: Richard Kalish

               With Copies to:      McIntosh Properties
                                    3000 Sand Hill Road
                                    Building 2, Suite 100
                                    Menlo Park, CA 94025
                                    Attn: Chip McIntosh

               With Copies to:      Pacific Equity Partners, LLC
                                    Two North Cascade Avenue
                                    Suite 760
                                    Colorado Springs, CO 80903-1614
                                    Attn: Gary L. Christensen

               To Tenant:           Finisar Corporation
                                    274 Ferguson Drive
                                    Mountain View, CA 94043
                                    Attn: Jerry Rawls

Either party may by written notice to the other specify a different address for notice purposes. Hand-delivered notices shall be deemed given when actually received by Landlord or Tenant. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, and if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postage Service or representative of the overnight courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered on telephone confirmation of receipt of the transmission thereof. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

26.     Estoppel Statement.

        Tenant shall within five (5) days of Landlord's written request therefor execute, acknowledge and deliver to Landlord or Landlord's designee a statement in writing including the following information (but not limited to) (a) certifying that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification(s); (b) the dates to which the rent and other charges hereunder have been paid, and the amount of any security deposited with Landlord; (c) that the Premises have been completed on or before the date of such letter and that all conditions precedent to this lease taking effect have been carried out (or specifying in what way they have not); (d) that Tenant has accepted possession, that the term has commenced, that the Tenant is occupying the Premises, and that Tenant knows of no default under this Lease by Landlord and that to the best of Tenant's knowledge there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord; (e) the actual Commencement Date and expiration date of the term of this Lease; and (f) that the Premises are open for business. Any such Estoppel Certificate may be conclusively relied upon by Landlord and any prospective purchaser or encumbrance of the Premises or Project. In the event that such Estoppel Certificate is not so delivered by Tenant as required herein within ten (10) days of Landlord's request therefor, Tenant will be conclusively deemed for all purposes to have signed and to be bound by such Estoppel Certificate in a form which, inter alia, (i) states that the Lease has not been modified; (ii) states that all conditions precedent to the Lease taking effect have been carried out; and (iii) states that Tenant knows of no default under the Lease.

27.     Attorney's Fees.

        (a) If either party becomes a party to any litigation concerning this Lease, the Premises, or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees, court costs, investigation expenses, discovery costs and costs of appeal incurred by it in the litigation.

        (b) If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorney's fees, costs of suit, investigation costs and discovery costs, including costs of appeal.

        (c) Should it be necessary for either party to employ legal counsel to enforce any of the provisions herein contained, the non-prevailing party shall pay all attorney's fees and court costs reasonably incurred thereby.

        (d) Each party's obligations under this Paragraph shall survive the expiration of the term or any earlier termination of this Lease. This Paragraph is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

28.     Surrender of Premises; Holding Over.

        (a) Upon expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises and all of Tenant's improvements and alterations thereon in good operating order, condition, and state of repair, clean and free of debris (except for ordinary wear and tear occurring after Tenant's last necessary maintenance, and subject to the provisions of Paragraph 18, relating to the destruction or partial destruction of the Premises), except for alterations and improvements that Tenant is required to remove by written election of the Landlord pursuant to Paragraph 10(e), above. Tenant shall remove all of its personal property and trade fixtures from the Premises prior to the expiration or earlier termination of this Lease. Tenant shall perform at its sole cost and expense all restoration made necessary by its removal of alterations and improvements, personal property, and trade fixtures.

        Landlord may elect to retain or to dispose of in any manner any alterations or improvements that Tenant is required to remove pursuant to Paragraph 10(e) above, or Tenant's trade fixtures or personal property that Tenant does not remove from the Premises on expiration or earlier termination of this Lease by giving at least ten (10) days written notice to Tenant. Title to any such alterations, improvements, trade fixtures, or personal property that Landlord elects to retain or to dispose of on expiration of the aforesaid ten
(10) day period shall vest in Landlord. Tenant waives all claims against Landlord and Landlord's agents for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations, improvements, trade fixtures, and/or personal property, and Tenant shall be liable to Landlord for Landlord's costs and expenses for storing, removing, and disposing of same, and for the cost of restoring the Premises thereafter to the condition required by subparagraph (a), above.

        (b) Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant, with Landlord's written consent, remains in possession of the Premises after the expiration or earlier termination of this Lease, such consensual possession shall be deemed to be a month-to-month tenancy terminable on thirty (30) days written notice given at any time by either party. During such month-to-month tenancy, all of the terms and conditions of this Lease shall remain in full force and effect, except (i) the Base Rent during the holdover period shall be one hundred fifty percent (150%) of the Base Rent in force during the month immediately preceding the expiration or earlier termination of the Lease, and (ii) any option or options set forth in the Lease to extend the term thereof shall not be exercisable during any such holdover period, but shall lapse upon the expiration date or date of the earlier termination of the Lease.

29.     No Waste.

        Tenant shall commit no waste upon the Premises or the Project.

30.     No Waiver.

        The waiver by Landlord of any breach of any Lease provision shall not be deemed to be a permanent waiver of such Lease provision or a waiver of any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to approval of any subsequent similar act.

31.     Effect of Landlord's Conveyance.

        If, during the Term of this Lease, Landlord shall assign or sell, in whole or in part, its interest in the Project of which the Premises forms a part, or the Premises, all of which is hereby permitted and which Landlord shall be allowed to advertise for at any time, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease or arising out of any act, occurrence or omission relating to the Project or Premises which occurs after the consummation of such sale, exchange, or assignment, except those already accrued; provided, however, that if the purchaser or assignee expressly assumes in writing all of Landlord's liabilities under this Lease, whensoever accrued, then Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, whensoever accrued. If any security be given by Tenant to secure the faithful transfer and/or deliver the security, as such, to the purchaser or assignee and thereupon Landlord shall be discharged from any further liability in reference thereto. Landlord shall give immediate notice of such sale and/or assignment of Lease to Tenant upon its occurrence.

32.     Authority to Execute Lease.

        Tenant is a duly formed corporation in the state of California, and each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted Corporate Resolution of Tenant, in accordance with the bylaws of the Tenant, and certifying that Tenant is duly organized under the laws of its State of formation, and that this Lease is binding upon the Tenant in accordance with its terms. Tenant shall furnish with the executed lease a copy of the Corporate Resolution.

33.     Mortgage Protection.

        Tenant shall give Landlord's lender, by registered mail, a copy of any notice of default service upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise), of the identity and address of Landlord's Lender.

34.     Time of the Essence.

        Time is of the essence of this Lease with respect to each and every Paragraph thereof.

35.     Covenant of Quiet Possession.

        Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

36.     General Provisions.

        (a) The captions in the margins and the headings of the several Paragraphs of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

        (b) Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, limited liability company, partnership, firm or association. References in this Lease to terms such as "herein", "hereof", and "hereunder" shall be construed to reference any applicable provisions contained within the entire Lease.

        (c) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior to contemporaneous agreements or understandings, whether written or oral, pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their permitted successors in interest.

        (d) Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

        (e) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

        (f) The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligations to the other. This Lease may be fully executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (g) Under the terms of this Lease, numerous charges are and may be due from Tenant to Landlord including, without limitation, Common Area Costs, Real Estate Taxes, insurance reimbursement and other items of a similar nature including advances made by Landlord in respect of Tenant's default at Landlord's option. If, at any time during the Term, there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Landlord to be due, the undisputed amount demanded by Landlord shall be paid by Tenant until the resolution of the dispute between the parties by litigation, agreement or otherwise.

        (h) It is understood and agreed that the remedies herein given to either party shall be cumulative, and the exercise of any one remedy by either party shall not be to the exclusion of any right to exercise any other remedy.

        (i) This Lease shall be construed and enforced in accordance with the laws of the State of California. Venue and jurisdiction shall be proper in State Court in Santa Clara County, and/or in Federal Court in the Northern District of California.

        (j) Neither this Lease nor any memorandum or recitation of its terms shall be recorded without the prior written consent of Landlord.

        (k) Nothing contained herein shall be deemed or construed by anyone as creating the relationship of principal and agent, partnership, or joint venture between the parties hereto.

        (l) Subject to the limitations of Paragraph 17, above, the covenants, agreements and obligations herein contained shall extend to, bind and inure to the benefit not only of the parties hereto but their respective personal representatives, heirs, successors and assigns.

        (m) Whenever a period of time is herein provided for either party to do or perform any act or thing, that party shall not be liable or responsible for any delays, and applicable periods for performance shall be extended accordingly, due to strikes, lockouts, riots, acts of God, shortages of labor or materials, restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond its reasonable control. The provisions of this Subparagraph shall not operate to excuse Tenant from prompt payment of Base Rent, Additional Rent or other monetary payments required by the terms of this Lease.

        (n) Landlord shall have the right to grant any easements on, over, under and above the Premises for such purposes as Landlord determines, provided that such easements will not materially interfere with Tenant's then-current or projected use of the Premises.

        (o) No provision of this Lease shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, devised or imposed such provision.

        (p) Unless specifically set forth therein to the contrary, when reference is made to "Landlord's consent" or "Landlord's prior written consent," said consent shall be granted or denied in Landlord's sole discretion.

        (q) At any time during this Lease, Landlord may require financial statements of Tenant (and any sub-tenant and/or assignee) for a designated period of time. Tenant shall furnish Landlord the requested information within fifteen (15) days of request.

        IN WITNESS WHEREOF, the parties have executed this Lease, to be effective as of the 30th day of May, 1997.

LANDLORD:                                  DM GROUP VIII, a California
                                           limited partnership, by

                                           /s/ Maxwell Bruce Drever
                                           -------------------------------------
                                           Maxwell Bruce Drever
                                           General Partner

                                           /s/ Arthur T. McIntosh
                                           -------------------------------------
                                           Arthur T. McIntosh
                                           General Partner

                                           Drever, McIntosh & Company, Inc., a
                                           California corporation,
                                           general partner, by

                                           /s/ Maxwell Bruce Drever
                                           -------------------------------------
                                           Maxwell Bruce Drever
                                           President

                                           DM GROUP VIII-E, a California
                                           limited partner, by

                                           /s/ Maxwell Bruce Drever
                                           -------------------------------------
                                           Maxwell Bruce Drever
                                           General Partner

                                           /s/ Arthur T. McIntosh, III
                                           -------------------------------------
                                           Arthur T. McIntosh, III
                                           General Partner

                                           Drever, McIntosh & Company, Inc., a
                                           California corporation,
                                           general partner, by

                                           /s/ Maxwell Bruce Drever
                                           -------------------------------------
                                           Maxwell Bruce Drever
                                           President

TENANT:                                   FINISAR CORPORATION, a
                                          California corporation, by

                                          /s/ Jerry Rawls
                                          --------------------------------------
                                          Its:President
                                              ----------------------------------
                                          --------------------------------------
                                          Its:
                                              ----------------------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES

        All of that certain real property situate in the City of Mountain View, County of Santa Clara, State of California, described as follows:

        Unit 17 as shown and defined on the Condominium Plan for Lot 1, Tract No. 7110, attached to and made a part of as Exhibit "A" on "The Combined Condominium Declaration and Covenants, Conditions, and Restrictions" recorded August 19, 1982, in Book G972, Page 697, Official Records of Santa Clara County, and being contained within Lot 1 of Tract 7110, filed for record on June 25, 1981, in Book 486 of Maps, Pages 42 and 43, Official Records of Santa Clara County.

                                   EXHIBIT "B"

                          LEGAL DESCRIPTION OF PROJECT

        All of that certain real property situate in the City of Mountain View, County of Santa Clara, State of California, described as follows:

        Parcel One

        Units 18A and 18B as shown and defined on the Condominium Plan for Lot 1, Tract No. 7110, attached to and made a part of as Exhibit "A" on "The Combined Condominium Declaration and Covenants, Conditions, and Restrictions" recorded August 19, 1982, in Book G972, Page 697, Official Records of Santa Clara County, and being contained within Lot 1 of Tract 7110, filed for record on June 25, 1981, in Book 486 of Maps, Pages 42 and 43, Official Records of Santa Clara County.

        Parcel Two

        Units 1 through 17 and 18A and 18B, and all of the Common Area and restricted Common Area as shown and defined on the Condominium Plan for Lot 1, Tract No. 7110, attached to and made a part of as exhibit "A" on "The Combined Condominium Declaration and Covenants, Conditions, and Restrictions" recorded August 19, 1982, in Book G972, Page 697, Official Records of Santa Clara county, and being contained within lot 1 of tract 7110, filed for record on June 25, 1981, in Book 486 of Maps, Pages 42 and 43, Official Records of Santa Clara County.

                                    EXHIBIT C

                              [Floor Plan Graphic]